Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, File No. 333-83380, of Brooke Corporation of our report dated March 4, 2005 (except for Note 22 of the notes to the consolidated financial statements, as to which the date is July 23, 2005), with respect to the financial statements of Brooke Corporation included in the annual report on Form 10-K/A for the year ended December 31, 2004.

/s/ SUMMERS, SPENCER & CALLISON, CPAs, CHARTERED
Summers, Spencer & Callison, CPAs, Chartered
Topeka, Kansas
July 28, 2005

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